UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 19, 2025, Broadwood Partners, L.P., collectively with its affiliates, issued a press release, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference, and updated its website, www.LetSTAARShine.com, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference. The website included a press release issued on December 17, 2025 by Defender Capital, an investor in STAAR Surgical Company (the “Company”), “Defender Capital Reiterates Intention to Vote AGAINST STAAR Surgical’s Proposed Sale to Alcon Inc.,” a copy of which is attached hereto as Exhibit 3 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Special Meeting of Stockholders Originally Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company in connection with the special meeting of stockholders originally scheduled for October 23, 2025 and most recently postponed to be held on January 6, 2026 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Proposed Merger Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Special Meeting of Stockholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of stockholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Stockholder Meeting”). The Stockholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Stockholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Stockholder Meeting, regardless of the outcome of the stockholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Stockholder Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE STOCKHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on December 17, 2025, and is available here.

Exhibit 1

Broadwood Partners Denounces STAAR Surgical’s Fourth Delay of the Shareholder Vote on the Company’s Proposed Sale to Alcon

Urges Board to Allow Shareholders to Have Their Final Say on This Ill-Conceived Transaction

New York – (BUSINESS WIRE) – Broadwood Partners, L.P. and its affiliates (“Broadwood” or “we”), which together own 30.2% of the outstanding common stock of STAAR Surgical Company (“STAAR” or the “Company”) (NASDAQ: STAA), today responded to the fourth postponement of STAAR’s Special Meeting of Shareholders (the “Special Meeting”) in connection with the proposed acquisition of STAAR by Alcon Inc. (“Alcon”) (NYSE: ALC).

The Special Meeting, which was originally scheduled to be held on October 23, 2025, was adjourned in the face of then-pending rejection, rescheduled (following two subsequent postponements) to be held on December 19, 2025. And today – seemingly in the face of yet another strong shareholder rebuke of the deal – it was postponed yet again, until January 6, 2026.

Neal C. Bradsher, Broadwood Founder and President, said:

“STAAR has had more than four months to justify its ill-advised sale to Alcon. The Company and its would-be acquirer have sought to apply lipstick to this pig of a deal by conducting a performative go-shop process, issuing more than a dozen press releases, releasing multiple investor presentations pouring cold water on STAAR’s own prospects – which remain bright – and making hundreds or thousands of phone calls to shareholders.

There has been ample time and opportunity for STAAR to tell its story and attempt to cajole shareholders into supporting this misbegotten transaction. Yet, several large shareholders, all three proxy advisory firms, and at least one of the Company’s own directors have continued to express skepticism about the process, timing, and price of the proposed transaction. Nevertheless, the Special Meeting has been delayed for a fourth time. Another few weeks of advocacy and solicitation will not cure the defects of the deal.

Ultimately, the Board cannot avoid shareholder input forever. For our part, we stand ready to work with the Board and our fellow shareholders to ensure STAAR’s bright future. In all events, shareholders should be permitted to have their final say on January 6. We urge shareholders to stand firm and vote ‘AGAINST’ the proposed transaction, and we encourage the Board and Alcon to accept the outcome with humility.”

About Broadwood

Broadwood Partners, L.P. is managed by Broadwood Capital, Inc. Broadwood Capital is a private investment firm based in New York City. Neal Bradsher is the President of Broadwood Capital.

Certain Information Concerning the Participants

Special Meeting of Shareholders Originally Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company in connection with the special meeting of shareholders originally scheduled for October 23, 2025 and most recently postponed to be held on January 6, 2026 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s shareholders for the Proposed Merger Special Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Special Meeting of Shareholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of shareholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Shareholder Meeting”). The Shareholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Shareholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Shareholder Meeting, regardless of the outcome of the shareholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Shareholder Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SHAREHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on December 17, 2025, and is available here.

Contacts

Investor Contacts

John Ferguson / Joseph Mills
Saratoga Proxy Consulting LLC
jferguson@saratogaproxy.com
jmills@saratogaproxy.com
(212) 257-1311
(888) 368-0379

Media Contacts

Scott Deveau / Jeremy Jacobs
August Strategic Communications
Broadwood@AugustCo.com
(323) 892-5562

Exhibit 2

Let STAAR Shine

HOME REASONS TO VOTE AGAINST RESOURCES PRESS/MEDIA HOW TO VOTE CONTACT

RESOURCES

Broadwood Materials

Supplemental Investor Presentation – December 11

Broadwood Investor Presentation – October 2

Broadwood Proxy Statement- September 24

Broadwood Letter to Shareholders – September 24

Views of Others

Defender Capital Reiterates Intention to Vote AGAINST STAAR Surgical's Proposed Sale to Alcon Inc.

Yunqi Capital Comments on Proxy Advisors' Updated Recommendations, Urges Shareholders to Continue to Back the Company's Standalone Trajectory

Yunqi Capital Comments on STAAR Surgical's Go-Shop Process and Alcon's Revised Offer

Yunqi Capital Applauds STAAR Surgical's Strong Third Quarter Results and Reiterates That the Proposed Sale to Alcon Should Be Terminated

Yunqi Capital Issues Letter to STAAR Surgical Board Calling for Termination of the Proposed Merger with Alcon

Defender Capital Opposes STAAR Surgical's Proposed Sale to Alcon

Yunqi Capital, One of STAAR Surgical Company's Largest Shareholders, Reiterates Its Opposition to the Proposed Merger with Alcon

Yunqi Capital, 5.1% Holder, Announces Intention to Vote Against the Proposed Sale to Alcon

A Commentary by Two Industry Executives

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MEDIA

August Strategic Communications
Scott Deveau / Jeremy Jacobs
(323) 805-8919
Broadwood@augustco.com

INVESTOR CONTACT

Saratoga Proxy Consulting, LLC
John Ferguson / Joseph Mills
(888) 368-0379 or (212) 257-1311
jferguson@saratogaproxy.com
jmills@saratogaproxy.com

PRESS/MEDIA Media November 18, 2025 Investing.com, November 18th – STAAR Surgical reveals board dissent over amended Alcon deal ahead of vote October 31, 2025 Investing.com, October 31st – Alcon rejects raised bid for STAAR Surgical as shareholders revolt October 16, 2025 Investing.com, October 16th – ISS recommendation may toll the bell for STAAR – Alcon deal, validates Broadwood October 9 , 2025 Investing . com, October 9 th – Glass Lewis recommends against STAAR – Alcon merger, bolstering Broadwood’s campaign October 8, 2025 Bloomberg Opinion, October 8th – AI Insurance Is Expensive: P(doom), STAAR Surgical projections, Bitcoin life insurance and YouTube self - help September 25, 2025 CTFN, September 25 – Former CEO outlines case for shareholders to reject deal at current price September 11, 2025 Investing.com, September 11 – Exclusive: Shareholder revolt threatens Alcon’s takeover of STAAR Surgical September 2, 2025 Reuters, September 2 – STAAR shareholder Broadwood says it opposes Alcon’s proposed takeover September 2, 2025 MassDevice, September 2 – Alcon faces opposition from Staar Surgical’s largest shareholder in planned acquisition September 2, 2025 Medical Device Network, September 2 – STAAR Surgical’s largest shareholder opposes Alcon takeover Press December 19, 2025 Broadwood Partners Denounces STAAR Surgical’s Fourth Delay of the Shareholder Vote on the Company’s Proposed Sale to Alcon December 17, 2025 Broadwood Partners Issues Open Letter to STAAR Surgical Board Pledging Cooperation and Support When Vote on Alcon Transaction Fails December 16, 2025 Broadwood Partners Comments on ISS Report on Proposed Sale of STAAR Surgical to Alcon December 12, 2025 Broadwood Partners: Leading Proxy Advisory Firm Glass Lewis Reaffirms Recommendation “AGAINST” STAAR Surgical Sale to Alcon December 11, 2025 Broadwood Partners Comments on STAAR Surgical Board Dissent on the Revised Sale to Alcon December 9, 2025 Broadwood Partners Responds to Alcon’s Increase to Proposed Acquisition Price of STAAR Surgical December 8, 2025 Broadwood Partners Reiterates Opposition to STAAR Surgical’s Sale to Alcon Following Conclusion of Performative Go - Shop Process December 8, 2025 Broadwood Partners: Proxy Advisory Firm Egan - Jones Reaffirms Its Recommendation STAAR Surgical Shareholders Vote “AGAINST” Sale to Alcon November 10, 2025 Broadwood Partners Calls for the Appointment of New Directors at STAAR Surgical to Oversee Go - Shop Process November 4, 2025 Broadwood Partners Condemns Alcon’s Fallacious Attacks on STAAR Surgical and Its Prospects SIGN UP FOR UPDATES SUBSCRIBE First Name Last Name Email © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES PRESS/MEDIA HOW TO VOTE CONTACT

Exhibit 3

Defender Capital Reiterates Intention to Vote AGAINST STAAR Surgical’s Proposed Sale to Alcon Inc.

Expresses Disappointment in the Board’s and Management’s Continued Pursuit of Ill-advised Deal

CHARLOTTE, N.C., Dec. 17, 2025 /PRNewswire/ -- Defender Capital (“Defender” or “we”), a long-term shareholder of STAAR Surgical Company (“STAAR” or the Company”) (NASDAQ: STAA) owning approximately 1.5% of the Company’s outstanding common stock, today issued the following statement reiterating its intention to vote AGAINST the Company’s proposed sale to Alcon Inc. (“Alcon”) (NYSE: ALC) and expressing its disappointment in the Company’s Board of Directors’ (the “Board”) continued pursuit of the deal:

As shareholders of STAAR Surgical for the past decade, we remain convicted in the long-term potential of the Company and are disappointed that the Board has continued to pursue the ill-advised sale to Alcon, which we do not believe is in the best interests of STAAR shareholders and does not represent adequate value for the Company. Specifically:

It’s the wrong time and wrong price for STAAR shareholders:

For the past decade, STAAR has been making significant inroads globally. With increased screen usage’s impact on vision and longer life expectancy, more people are in need of STAAR’s differentiated products, leading us to believe the future is bright. Obviously, Alcon agrees, pursuing STAAR at a time when their Chinese business has been weak. Further, STAAR’s board signed the Alcon deal right before second quarter earnings, which revealed stabilization in the business, representing potential upside for shareholders. We believe that major STAAR shareholder Broadwood Partners’ December 17 press release pledging to constructively engage with the Board after the vote supports continued stability of the business and aligns with our conviction in STAAR’s long-term value as an independent entity. Given these factors, this transaction has been proposed at the wrong time and at the wrong price for STAAR shareholders. In fact, we would argue that it is extremely opportunistic for Alcon shareholders to the detriment to STAAR shareholders.

The process leading to the deal was flawed:

Glass Lewis recommended shareholders vote against the deal, while ISS called the process deeply flawed. When deals are announced, event-driven hedge funds will sometimes buy the stock of the company to be acquired and make a little money when and if the deal closes. An all-cash deal by a major healthcare company looked attractive, we suppose, and apparently, some of them purchased shares without realizing that STAAR’s largest shareholder for decades, Broadwood Partners, might not support the deal. When they and the second largest shareholder came out against the deal, the stock price traded lower, and we received calls from multiple concerned event-driven funds.

When it became clear that the Company did not have the vote, rather than let the Company’s owners, its shareholders, determine the future of the business and accept defeat, STAAR delayed the vote until December 19 and reopened the bidding process. Given that 50% of STAAR’s business is in China, a nation where obtaining good information about business operations is often a lengthy process, did the Board really think that window would be long enough for a potential acquirer to complete due diligence? Unsurprisingly, no new bids surfaced.

We continue to intend to vote AGAINST the transaction on December 19:

We continue to see no compelling reason to sell STAAR at this time. The future is always uncertain, however what is certain to us is that this process was flawed and the pattern laid out above leaves us with more questions than answers. We are disappointed that the Board has pursued this ill-advised transaction at a valuation that does not reflect the potential prospects of STAAR’s business in the future, and intend to vote AGAINST the deal later this week.

About Defender Capital

Defender Capital, an SEC-Registered Investment Advisor, manages investment accounts – retirement accounts, non-retirement accounts, trusts, corporate accounts, donor-advised funds, etc. – for individuals, families, and corporations. We take a research driven, long-term approach, investing in U.S. equities.

Media Contact:

ASC Advisors

Taylor Ingraham (203 992 1230)

tingraham@ascadvisors.com

SOURCE Defender Capital